UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 6, 2012

INTERACTIVE BROKERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33440	30-0390693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Pickwick Plaza, Greenwich, CT 06830
(Address of Principal Executive Offices) (Zip Code)

(203) 618-5800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Amendment to a Material Definitive Agreement.

On June 6, 2012, the Registrant, IBG Holdings LLC (“Holdings”) and IBG LLC amended (the “Amendment”) the Exchange Agreement among those parties dated May 3, 2007 (the “Exchange Agreement”).

Under the Exchange Agreement, on an annual basis, each holder of a membership interest in Holdings may request that a portion of its interest be redeemed by Holdings. The Exchange Agreement provides, as a primary method of redemption, that the Registrant use commercially reasonable efforts to sell common stock of the Registrant to the public and use the gross proceeds from such sales, less expenses, to acquire IBG LLC membership interests from Holdings. The Exchange Agreement also provided, prior to the Amendment, that with the Registrant’s agreement, cash redemptions of such membership interests could be effected in lieu of using the public offering method. The Amendment eliminated the provisions in the Exchange Agreement regarding the cash redemption method for funding redemptions. The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment to Exchange Agreement, dated as of June 6, 2012, by and among Interactive Brokers Group, Inc., IBG Holdings LLC and IBG LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2012

INTERACTIVE BROKERS GROUP, INC.

By:	/s/ Paul J. Brody
Name:	Paul J. Brody
Title:	Chief Financial Officer, Treasurer and Secretary

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EXHIBIT INDEX

10.1	Amendment to Exchange Agreement, dated as of June 6, 2012, by and among Interactive Brokers Group, Inc., IBG Holdings LLC and IBG LLC.

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